CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                    HANGZHOU NANTIAN STARCOM COMMUNICATION
                              EQUIPMENT CO. LTD.



                                   CONTRACT

CONTENT

1.    Chapter one                       General rules

2.    Chapter two                       Parties of joint venture

3.    Chapter three                     Establishment of the Joint Venture Company

4.    Chapter four                      The purpose, scope and scale of business

5.    Chapter five                      Total investment and the registered capital

6.    Chapter six                       Responsibilities of each party

7.    Chapter seven                     Craft and technology

8.    Chapter eight                     Sales of products

9.    Chapter nine                      Board of Directors

10.   Chapter ten                       Business management office

11.   Chapter eleven                    Labor management

12.   Chapter twelve                    Taxes, finance, audit and foreign currency

13.   Chapter thirteen                  Terms of joint venture

14.   Chapter fourteen                  Handle of assets when the joint venture expires

15.   Chapter fifteen                   Insurance

16.   Chapter sixteen                   Amendment, change and cancellation of contract

17.   Chapter seventeen                 Liabilities for breach of contract

18.   Chapter eighteen                  Force Majeure

19.   Chapter nineteen                  Governing laws and settlement of disputes

20.   Chapter twenty                    Language

21.   Chapter twenty-one                Validity of contract and others


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CHAPTER ONE: GENERAL RULES

In accordance with the Laws of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant laws and implemented regulations, Zhejiang Nantian Post and Telecommunication Development Group Co. Ltd. and UT Starcom Inc. of USA enter into agreement to invest jointly in Hangzhou(China), set up joint venture company and formulate this contract on the basis of the principle of equality and mutual benefit. The contract is amended in Hangzhou in the year 1997.

CHAPTER TWO: PARTIES OF JOINT VENTURE

ARTICLE 1:     The parties of the contract:

1. Zhejiang Nantian Post and Telecommunication Development Co. Ltd. (hereinafter referred to as Party A) has registered to the Administration of Industry and Commerce of Zhejiang Province, China.
         Legal residence: 118 Mo ganshan Street, Hangzhou, Zhejiang Province, China. Post code: 310005.
         Legal representative: Rong Ming-Bao.   Position: Chair of Board.
         Nationality: China.

2. UT Starcom Inc. of USA (hereinafter referred to as Party B) has registered in the United States. Legal residence: Suite 100 Alameda, Harbor Bay Park, CA 94502, USA. Legal representative: Ying-Wu. Position: Director
     Nationality: LISA.

CHAPTER THREE: ESTABLISHMENT OF THE JOINT VENTURE COMPANY

ARTICLE 2: In accordance with the Laws of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Party A and Party B enter into agreement to set up a joint venture company of Hangzhou Nantian Starcom Communication Equipment Co. Ltd. in the territory of PRC.


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ARTICLE 3:     The full name of the company: Hangzhou Nantian Starcom
               communication Equipment Co. Ltd (hereinafter referred to as the Joint Venture Company). The legal residence of the Joint Venture
               Company: 70 Tian Mushan Street, Hangzhou, Zhejiang Province. Post code: 310013.

ARTICLE 4: All activities of the Joint Venture company shall observe the laws, decrees and relevant regulations of the People's Republic of China.

ARTICLE 5: The Joint Venture Company is a limited liability company. Party A and Party B shall undertake the debts liability of the Joint Venture company in proportion to their contribution to the registered company. Each party shares profits, risks and deficits in proportion to its contribution to the registered capital.

CHAPTER FOUR: BUSINESS PURPOSE, SCOPE AND SCALE

ARTICLE 6: The purpose of the Joint Venture Company: According to the purpose or strengthen economic cooperation and technology exchange, the Joint Venture Company will adopt advanced international technologies and scientific management experiences to enhance the technology and quality level of the products of the Joint Venture Company, and will introduce and develop new products that are competitive in the international market in quality, price and service, etc. to achieve more economic profits.

ARTICLE 7: The business scope of the Joint Venture: Designs, develops, assembles, installs telecommunication network systems, provides maintenance and technical services for its own products, and provides system integrating of telecommunication network, and undertake eight telecommunication systems every year.

CHAPTER FIVE: TOTAL INVESTMENT AND THE REGISTERED CAPITAL

ARTICLE 8:     The total investment of the Joint Venture Company is [*].

ARTICLE 9: The contribution of Party A and Party B is altogether [*] and it is used as the registered capital of the Joint Venture Company. The contribution of Party A is RMB equal to [*] ( the conversion rate of RMB and US dollar shall be determined on the basis of the exchange quotation published by the National Foreign Currency Administration Bureau of

[*] =  CERTAIN INFORMATION IS THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
 WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
 TO THE OMITTED PORTIONS.

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

               PRC for the date of concern), accounting for 35% of the registered capital; Party B contributes [*], accounting for 65% of the registered capital.

ARTICLE 10: Party A and Party B shall pay the contribution in the following way:

               Party A: pays in RMB equals to [*] (the conversion rate of RMB and US dollar shall be determined on the basis of the exchange quotation published by the State Administration Bureau of the PRC for the date of concern); Party B: spot exchange [*].

ARTICLE 11: The registered capital of the Joint Venture Company shall be paid off in one time within two month from the date when the business license is signed and issued according to the proportion of contribution of Party A and Party B.

ARTICLE 12: In case one party from Party A and Party B transfers all or part of its contributed capital to a third party besides Party A and Party B, it shall be agreed by the other party and shall be submitted to examination and approval authority for approval.

CHAPTER SIX: THE RESPONSIBILITIES OF EACH PARTY

ARTICLE 13:    Party A and Party, B shall fulfill the following duties:

               The duties of Party A:

               l. Applying for the approval of the relevant Chinese Authorities concerned to register the establishment of the Joint Venture Company and receive the business license;

               2. Providing contributed capital according to the regulations in Chapter Five;

               3. Handling the procedures of renting the places for handling official business and places for manufacturing;

               4. Assisting the Joint Venture Company in choosing and purchasing advanced foreign equipment for test and production, assemble parts of SKD, raw materials, means of transportation and articles used in office;

               5. Assisting the Joint Venture Company in employing local Chinese operation, management, technology and other staff and workers;

               6. Providing information of supply and demand of the domestic communication market and actively opening up the market;

               7.   Handling other matters appointed by the Joint Venture
                    Company.

               The duties of Party B:

               1.   Providing the contributed capital according to Chapter Five;

               2. Assisting the Joint Venture Company in choosing and purchasing advanced foreign equipment for test and production, assemble parts of SKD, raw materials, means or transportation and articles used in office;

[*] =  CERTAIN INFORMATION IS THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
 WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
 TO THE OMITTED PORTIONS.

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               3.   Providing free technological material of communication
                    products for the Joint Venture Company, training technical, management and manipulating staff;

               4. Actively opening up external sales channels, achieving balance of foreign currency and economic profits;

               5. Providing information of supply and demand of communication equipment and technology in international market, and opening up the international market;

               6. Providing the Joint Venture Company with advanced communication products and assemble parts of SKD, and ascertaining the preference and timely delivery for the whole set of wireless communication access network equipment ordered by the Joint Venture Company;

               7.   Handling other matters appointed by the Joint Venture
                    Company.

CHAPTER SEVEN: CRAFT AND TECHNOLOGY

ARTICLE 14: Party B must provide craft, technical service, test, design, quality standard and training staff for the Joint Venture Company to make the products reach the advanced international and domestic level.

CHAPTER EIGHT: SALES OF PRODUCTS

ARTICLE 15: The products of the Joint Venture Company shall be sold to markets [*]. In order to sell the products in [*] and conducting repair services after sale, the Joint Venture Company has get the permission of relevant authorities to set up branches the sale, maintenance and repair services [*].

CHAPTER NINE: BOARD OF DIRECTORS

ARTICLE 16: The Board of Directors is set up from the date when the Joint Venture Company registered.

ARTICLE 17: The Board of Directors consists of seven Directors, three from Party A and four from Party B, including one Chair, one Vice Chair and one Finance Supervisor. The Finance Supervisor will attend the Board meetings as a nonvoting delegate. Chair, Vice Chair, other Directors and Finance Supervisor shall hold the office for a period of four years and may be reappointed consecutively.

[*] = CERTAIN INFORMATION IS THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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ARTICLE 18:    The Board of Directors shall be the highest authority of the
               Joint Venture Company, deciding all important matters of the Joint Venture Company. The following matters shall be decided with the unanimous approval or the Directors who participate in the Board meetings:

               1. Amendment of the article of association of the Joint Venture Company;

               2. Termination, dismissal of the Joint Venture Company and prolonging of the joint venture time limits;

               3. Increases and transfers of the registered capital of the Joint Venture Company;

               4. Merges or the Joint Venture Company with other economic organizations.

               Other matters shall be decided with the majority's approval of the Directors (including one from Party A) who attend the Board meetings.

ARTICLE 19: The Chair is the legal representative of the Joint Venture Company. When the Chair is unable to fulfill his or her duties, he or she may appoint the Vice Chair or other Directors to take his place.

ARTICLE 20: The Board meetings shall be held at least once in a year. All Directors shall be informed fifteen days before the meetings. The Chair shall preside the Board meetings, and may convene a special meeting suggested by one-third of the Directors. The file meetings shall be kept.

CHAPTER TWENTY-ONE: BUSINESS MANAGEMENT OFFICE

ARTICLE 21: The Joint Venture Company shall set up a business management office, being responsible for the routine operation and management of the Joint Venture Company. The organization structure includes one General Manger and one Standing Deputy Manager who are appointed by the Board of Directors and shall hold the office for a period of four years.

ARTICLE 22: The duty of the General Manager is to execute the resolutions of the board of Directors and the Standing Deputy Manager shall assist the General Manager.

ARTICLE 23: In cases of graft, serious violation of the rules and regulations or grave neglect on the part of the General Manager and the Standing Deputy Manager, they shall be dismissed by the Board of Directors at any time.

CHAPTER ELEVEN: LABOR MANAGEMENT

ARTICLE 24: After the consideration of the Board of Directors, the recruitment, employment, dismissal, wages, labor, insurance, welfare, awards and penalties of the staff and workers shall be stipulated in detail in the labor contracts made between the Joint Venture Company, the labor union and the staff and workers, in accordance with the Administration Regulations on Labors of Foreign Investment Enterprises and relevant Chinese regulations.

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ARTICLE 25:  The appointment, wages, insurance, welfare, and the expense standard of business trip of high-ranking management staff nominated by Party A and Party B shall be decided by the Board meetings.

CHAPTER TWELVE: TAXES, FINANCE, AUDITS AND FOREIGN CURRENCY

ARTICLE 26: The Joint Venture Company and its staff and workers shall pay taxes according to the relevant Chinese laws and regulations.

ARTICLE 27: The Joint Venture Company shall draw funds according to the relevant laws of the PRC. The proportion of drawing shall be decided by the Board of Directors on the basis of the operation status of the Joint Venture Company.

ARTICLE 28: The fiscal year of the Joint Venture Company is from the first of January to the twenty-first of December. All vouchers, certificates, account books and reports shall be prepared in Chinese.

ARTICLE 29: The Joint Venture Company shall invite accountants registered in China to examine and check the finance and submit the result to the Board of Directors and the General Manager. In case Party A and Party B need to invite other accountants or auditors to examine the annual finance, the Joint Venture Company shall give them the approval. The expenses shall be paid by the party who invites the accountants or auditors.

ARTICLE 30: The General Manager shall prepare the balance sheets, the statements of loss and profit and the profit allocation plans within the first three months of every fiscal year and submit them to the Board of Directors for approval.

ARTICLE 31: All the foreign currency matters of the Joint Venture Company shall be handled in accordance with the Regulations of the People's Republic of China on Foreign Currency Administration and stipulations. In case the income and expenses of foreign currency is imbalance, Party A and Party B shall allocate profits in RMB.

CHAPTER THIRTEEN: TERM OF JOINT VENTURE

ARTICLE 32: The Joint Venture Company's term is 20 years, counted from the date on which the business license is signed and issued. After one party's nomination and the unanimous approval of the Board of Directors, the application for prolonging the joint venture time limits shall be submitted to the examination and approval authority in writing within six months before the end of the time limits.

CHAPTER FOURTEEN: HANDLE OF ASSETS WHEN JOINT VENTURE EXPIRES

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ARTICLE 33:  When the joint venture expires or is terminated, the Joint
Venture Company shall conduct liquidation in accordance with the laws. After the income tax of the part of properties after liquidation (which exceeds the amount of actually-paid contribution) is paid, the properties shall be allocated in proportion to the contributed capital of Party A and Party B.

CHAPTER FIFTEEN: INSURANCE

ARTICLE 34: The insurance of the Joint Venture Company shall be covered with the insurance organizations in Chinese territory. The coverage, insured value and insured terms shall be decided by the Board of Directors according to the stipulations of the insurance organizations in Chinese territory.

CHAPTER SIXTEEN: THE AMENDMENT, CHANGE AND CANCELLATION OF THE CONTRACT

ARTICLE 35: The amendment of the contract and its supplements shall require written agreement signed by Party A and Party B, and shall be submitted to the original examination and approval authority for approval to become effective.

ARTICLE 36: Owing to the failure to carry out the contract due to Force Majeure, or to continue operation due to the constant deficits of the Joint Venture Company, the termination of joint venture before its time limits or the cancellation of the contract shall be unanimously approved by the Board of Directors and shall be submitted to the examination and approval authority for approval.

ARTICLE 37: The failure of operating the Joint Venture Company or achieving the business purpose stipulated by the contract due to one party's not fulfilling its obligations stipulated by the contract and the articles of association or seriously violating the contract and the articles of association shall be considered as unilaterally germinating the contract of the delinquent party. The observant party shall have rights to claim to the delinquent party and to terminate the Joint Venture Company with the approval of the examination and approval authority according to the stipulations of the contract. In case both parties agree to continue operation, the delinquent party shall compensate the economic losses of the Joint Venture Company.

CHAPTER SEVENTEEN: LIABILITIES FOR BREACH OF CONTRACT

ARTICLE 38: In case any of the two parties doesn't pay off the contributed capital oil time according to the stipulations in Chapter Five of the contract, the delinquent party shall pay 1% of its contributed capital a month as penalty for to the observant party from the first month of exceeding the time limits. In case the

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delinquent party doesn't pay three months after the time limits, besides requiring it pay off the penalty fee which adds up to 3% of the contribution, the observant party shall have rights to apply for approval to terminate the contract and ask the delinquent party to compensate its losses.

CHAPTER EIGHTEEN: FORCE MAJEURE

ARTICLE 39: Due to earthquake, typhoon, flood, acts of war and other unpredictable and unavoidable Force Majeure accidents which directly influence the fulfillment of the contract according to the agreed conditions, the party which suffers from the above mentioned Force Majeure accidents shall inform the other party of the situation by telegram or facsimile, and provide detailed report of the accident and valid certificates stating the reasons for not fulfilling part or all of the contract or prolonging to fulfill it within fifteen days. The certificates shall be presented by the local notary organizations where the accident happens. Two parties shall negotiate and decide whether to cancel the contract, or to relieve part of the liabilities to fulfill the contract, or to prolong the fulfillment of the contract according to the degree of the influence of the accident on the fulfillment of the contract.

CHAPTER NINETEEN: GOVERNING LAWS AND THE SETTLEMENT OF DISPUTES

ARTICLE 40: The stipulation, effectiveness, explanation, fulfillment and settlement of disputes shall all de governed by the laws of the People's Republic of China.

ARTICLE 41: All disputes caused by the fulfillment of the contract or related to the contract shall be settled through friendly negotiation. In case the dispute cannot be resolved through negotiation, it shall be submitted to China Foreign Economic and Trade Arbitration Commission for arbitration in accordance with its rules of procedures. The arbitral award is final and binding upon both parties.

CHAPTER TWENTY: CONTRACTUAL LANGUAGE

ARTICLE 42:  This contract shall be made in Chinese.

CHAPTER TWENTY-ONE: EFFECTIVENESS OF THE CONTRACT AND OTHERS

ARTICLE 43: The articles of association of the Joint Venture Company stipulated according to the principals of the contract shall be regarded as part of the contract.


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ARTICLE 44:  This contract is subjected to the approval of the Ministry of
Foreign Trade and Economic Cooperation of the People's Republic of China or the examination and approval authority it appointed, and shall enter into effect upon the date of approval.

ARTICLE 45: The way of the two parties to dispatch a notice, such as by telegram or by facsimile, which is related to the rights and obligations of each party, shall be followed with a letter to inform the other party. The legal residences listed in the contract are the addresses of Party A and Party B.

ARTICLE 46: This contract is signed by representatives appointed by Party A and Party B in Hangzhou, China.

ARTICLE 47: This contract is made into six copies, two of them shall be submitted to the authorities concerned and each party keeps two copies.

ARTICLE 48: The matters which are not discussed in the contract shall be handled according to the Cooperation Law of the People's Republic of China.

Party A: Zhejiang Nantian Post and              Party B: UT Starcom Inc. of USA
         Telecommunication
         Development Group Co. Ltd.

         Representative:                        Representative: (Signature)
         (Signature)
                                                September 12, 1997

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